UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

AMERICAN RENAISSANCE CAPITAL, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-197478 (Commission File Number)	47-1318508 (IRS Employer Identification No.)

3699 Wilshire Blvd., Suite 610 Los Angeles, California (Address of principal executive offices)	90010 (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On June 19, 2017, the Board of Directors of American Renaissance Capital, Inc., a California corporation (the “Company”), approved the disengagement of Dave Banerjee CPA, an Accountancy Corporation  (“Auditor”) as the Company’s independent registered public accounting firm.

During the Registrant's fiscal year ended December 31, 2015, there were (i) no disagreements with Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The report of Auditor regarding the Company's financial statements for the fiscal year ended December 31, 2015 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Auditor on the Company's financial statements for the fiscal year ended December 31, 2015 contained an explanatory paragraph which noted that there was substantial doubt about the Company's ability to continue as a going concern.

The Registrant provided Auditor with a copy of the disclosures made in this Current Report on Form 8-K on June 19, 2017, and requested that Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant's statements herein and, if not, stating the respects in which it does not agree.

The Registrant is currently interviewing a number of independent registered public accounting firms to ascertain their requirement for representation and then chose from the most cos-effective proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAISSANCE CAPITAL, INC.

Date: June 19, 2017	By:	/S/ Frank I. Igwealor
Frank I. Igwealor
President, Chief Executive Officer and Chief Financial Officer Principal Executive Officer, Treasurer, Principal Accounting Officer, Principal Financial Officer, Director & Secretary.